UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): June 7, 2012

Palatin Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15543	95-4078884
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	File Number)	identification number)

4B Cedar Brook Drive, Cranbury, NJ		08512
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (609) 495-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

Our annual meeting of stockholders was held on June 7, 2012 to consider and vote on election of directors and ratification of the appointment of our independent registered public accounting firm for the fiscal year ending June 30, 2012.

Common stock and Series A convertible preferred stock voted as a single class on all matters. There were present in person or by proxy 28,920,579 votes, representing a majority of the total outstanding eligible votes as of the record date for the meeting.

1.	Election of Directors. The stockholders elected the following eight directors to serve until the next annual meeting, or until their successors are elected and qualified, by the votes set forth below:

Nominee	For	Withheld	Broker Non-Votes
Carl Spana, Ph.D.	10,423,573	468,239	18,028,767
John K.A. Prendergast, Ph.D.	8,035,897	2,855,915	18,028,767
Perry B. Molinoff, M.D.	9,899,185	992,627	18,028,767
Robert K. deVeer, Jr.	10,388,485	503,327	18,028,767
Zola P. Horovitz, Ph.D.	9,832,040	1,059,772	18,028,767
Robert I. Taber, Ph.D.	10,386,770	505,042	18,028,767
J. Stanley Hull	10,451,334	440,478	18,028,767
Alan W. Dunton, M.D.	10,383,262	508,550	18,028,767

2.	Ratification of Appointment of Independent Registered Public Accounting Firm. The stockholders ratified the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2012, by the votes set forth below:

For	Against	Abstain
28,782,296	89,520	48,763

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALATIN TECHNOLOGIES, INC.

Date: June 8, 2012	By:	/s/ Stephen T. Wills
Stephen T. Wills, CPA, MST Executive Vice President, Chief Financial Officer and Chief Operating Officer